Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact
Stephen P. Hall
Chief Financial Officer
336-290-8721
TriPath Imaging Announces Details of Conference Call to Discuss
Agreement to be Acquired by Becton, Dickinson and Company
BURLINGTON, N.C., September 11, 2006 — TriPath Imaging, Inc. (Nasdaq: TPTH) announced today that its conference call with analysts and investors to discuss the Company’s announcement that it has signed a definitive merger agreement with BD (Becton, Dickinson and Company) (NYSE: BDX) will be at 11 a.m. on Wednesday, September 13, 2006.
The call will be available by dialing (888) 344-3716. International participants should call (706) 634-4926. Individuals accessing the call may be required to enter the conference call ID number 6385281.
A live web cast of TriPath Imaging’s call will also be available online at www.tripathimaging.com.
TriPath Imaging, Inc., headquartered in Burlington, North Carolina, develops, manufactures, markets and sells innovative solutions to improve the clinical management of cancer, including detection, diagnosis, staging and treatment. TriPath Oncology, a wholly owned subsidiary of TriPath Imaging, develops molecular diagnostic products for malignant melanoma and cancers of the cervix, breast, ovary and prostate. Additional company information is available at http://www.tripathimaging.com/.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
TriPath Imaging plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about BD, TriPath Imaging, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.
Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by BD and TriPath Imaging through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from TriPath Imaging by contacting TriPath Imaging, Inc., Investor Relations, 780 Plantation Drive, Burlington, NC 27215.
TriPath Imaging and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding TriPath Imaging’s directors and executive officers is contained in TriPath Imaging’s Form 10-K for the year ended December 31, 2005, its proxy statement for the 2006 annual meeting of stockholders and its Reports on Form 8-K filed with the SEC on June 30, 2006, July 25, 2006 and September 8, 2006. As of August 31, 2006, TriPath Imaging’s directors and executive officers beneficially owned approximately 2,093,377 shares, or 5.4%, of TriPath Imaging’s common stock. A more complete description will be available in the Proxy Statement.
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